Press Release For Immediate Release NYSE Trading Symbol: UDR	Contact: Larry Thede Phone: 720.283.2450	Email: Web:	ir@udr.com www.udr.com

UDR ANNOUNCES SECOND QUARTER 2008 RESULTS

•	Achieved 16th consecutive quarter of same community revenue growth, up 4.4 percent year-over-year and up 1.2 percent sequentially

•	Delivered 7.1 percent same community net operating income (NOI) growth

•	Completed $125 million of acquisitions in the second quarter and another $160 million during July, utilizing exchange funds from the March, 2008 portfolio sale

•	Delivered a new development community with 320 homes

•	Completed redevelopment of 672 homes at two communities

•	Achieved 170 basis-point improvement in operating margin, to 69.2 percent

DENVER, CO (Aug. 4, 2008) UDR, Inc. (NYSE: UDR) today reported Funds from Operations (“FFO”) of $49.8 million, or $0.36 per diluted share, for the quarter ended June 30, 2008, versus $66.3 million, or $0.45 per diluted share, for the same period a year ago. Comparing year over year results, growth in same store net operating income was offset by lower income due to the March 3, 2008 sale of 25,684 apartment homes for $1.7 billion and lower contribution from gains on sales in RE3.  Second quarter 2007 FFO included $6.8M or $0.05 per share in gains on sales in RE3.

“Today’s results continue to demonstrate the benefits of our portfolio transformation which concentrated our holdings in newer communities with higher rents and lower capital requirements,” said Thomas W. Toomey, President and Chief Executive Officer of UDR. “We have reinvested $850 million of the $1.7 billion sales proceeds into targeted markets. Total monthly income per home is approaching $1,200, and the average age of the portfolio is 15 years. Fifty percent of second quarter same store net operating income was generated from Pacific Coast communities which grew their net operating income by an average of 9.5 percent over last year.”

Operating Performance and Same-community Results
Second Quarter 2008 vs. Second Quarter 2007

	Revenue	Expense	NOI	% of Same-community
Region	Growth	Growth	Growth	Portfolio*
Western	6.8%	0.7%	9.5%	50.1%
Mid-Atlantic	3.5%	-0.3%	5.2%	23.4%
Southeastern	0.0%	-4.8%	2.8%	22.5%
Southwestern	7.4%	-3.1%	13.6%	4.0%
Total	4.4%	-1.2%	7.1%	100.0%

* Based on YTD 2008 NOI.
The Company defines same-community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter. Of UDR’s 43,045 wholly owned apartment homes, 32,898, or 76%, qualify as same-community homes.

Same-community Results
Second Quarter 2008 vs. Second Quarter 2007
($ in thousands, except rents & fees and total income per occupied home)

	2nd Qtr '08	2nd Qtr '07	Change (%)
Rent and other income	$111,001	$108,425	2.4
Concessions	229	1,982	-88.4
Bad debt	394	670	-41.2

Total income	110,378	105,773	4.4
Expenses	33,995	34,424	-1.2

Net operating income	$76,383	$71,349	7.1

Total income per occupied home	$1,179	$1,131	4.2
Average physical occupancy (%)	94.9	94.6	30 bps
Operating margin (%)	69.2	67.5	170 bps
Resident credit loss, % of effective rent	0.4	0.6	20 bps

Comparing second quarter 2008 to second quarter 2007 on a same-community basis, 86% of the mature markets generated revenue growth.

Same-community Results
Second Quarter 2008 vs. First Quarter 2008
($ in thousands, except rents & fees and total income per occupied home)

	2nd Qtr '08	1st Qtr '08	Change (%)
Rent and other income	$111,001	$109,843	1.1
Concessions	229	380	-39.7
Bad debt	394	418	-5.7

Total income	110,378	109,045	1.2
Expenses	33,995	34,241	-0.7

Net operating income	$76,383	$74,804	2.1

Total income per occupied home	$1,179	$1,169	0.9
Average physical occupancy (%)	94.9	94.6	30 bps
Operating margin (%)	69.2	68.6	60 bps
Resident credit loss, % of effective rent	0.4	0.4	0 bps

Comparing second quarter 2008 to first quarter 2008 on a same-community basis, 77% of the mature markets generated revenue growth.

Overview

During the second quarter, key initiatives were completed in the areas of strengthening the Company’s portfolio, redevelopment, development and operations. Progress is described below and will also be discussed during the Company’s August 5, 2008 conference call.

Strengthen Our Portfolio

In the second quarter and early in the third quarter, the Company acquired 1,001 homes in four communities:

						% Occ.
Community	Location	Acq.	Year Built	# Homes	Appx. Mo. Rent	6/30/08
Mesa Verde Villas (PineBrook II)	Costa Mesa, CA	May ‘08	1975	296	$1,760	94%
Hearthstone at Merrill Creek	Everett, WA	May ‘08	2000	220	$1,200	94%
Almaden Lake Village	San Jose, CA	July ‘08	1999	250	$1,650	92%
Island Square	Mercer Island, WA	July ‘08	2007	235	$2,000	87%

“These communities strengthen our presence in West Coast markets and are an excellent fit with our acquisition criteria — which targets urban, infill locations with strong job growth, low single home affordability, located close to public transportation,” said Mark Wallis, Senior Executive Vice President of UDR. “Mesa Verde Villas is located between two existing UDR communities, Pine Brook Village and Villa Venetia, and we expect this acquisition to create value immediately through operating efficiencies in leasing staff, maintenance staff and purchasing. Hearthstone at Merrill Creek is strategically located at the north end of Seattle’s Technology Corridor, in close proximity to major employers such as Boeing, TRW Aeronautical Systems, Fluke Corporation, and Campbell’s Soup. Island Square is a new mixed-use community located on Mercer Island, minutes from both downtown Seattle and Bellevue. Almaden Lake Village is adjacent to light rail with access to major employers including Google, Yahoo, eBay, Apple, Intel and Adobe,” Wallis added.

The total purchase price for the four communities was $284.8 million. The purchases were completed using exchange funds from the previously announced, March 3, 2008 portfolio sale.

Redevelopment Update

During the second quarter of 2008, the Company completed redevelopment of 672 homes at two communities, including Wellington Place at Manassas, VA and Ellicott Grove (formerly Dominion Great Oaks) in Baltimore, MD. The Company invested $25.8 million renovating these communities and expects to grow average monthly rent by nearly $270 per month above pre-redevelopment rents, grow stabilized NOI by 37 percent and create an estimated $26.9 million of value, net of costs. The incremental pro forma return on the capital invested ranges between 6.6 percent and 7.8 percent.

As of June 30, 2008, the Company’s redevelopment pipeline included three communities with 756 apartment homes. Total redevelopment investment by the company in these properties is expected to be approximately $35.0 million, with $17.9 million invested as of June 30, 2008.

Development Update

During the second quarter, UDR completed a 320-home community in Houston at a total cost of $21.1 million, or $66,075 per home. Tiburon is currently 80.4 percent leased at an average monthly rent of $931. The development was completed with an expected yield to cost of 6.8%.

At June 30, 2008, the Company’s development and redevelopment activities totaled $2.6 billion. Approximately 6 percent is completed and in lease up, 53 percent is under construction, and 41 percent represents future development opportunities and contains operating properties generating NOI. The Company has discretion to commence development or continue operating those properties depending on market conditions.

Operations Update

The Company reported solid year-over-year improvements in same-store community results including:

•	a 7.1 percent increase in net operating income to $76.4 million;

•	a 4.4 percent increase in revenues to $110.4;

•	a 1.2 percent reduction in expenses to $34.0 million;

•	a 4.2 percent increase in average monthly revenue per occupied home to $1,179;

•	a 30 basis point increase in occupancy to 94.9 percent; and

•	a 170 basis point improvement in operating margin to 69.2 percent.

Nineteen of the Company’s 22 markets posted year-over-year revenue growth, with ten of these markets exceeding 5 percent growth and two of these markets exceeding 10 percent growth.

UDR continued its mobile marketing efforts with the introduction of Quick Response bar code technology now displayed on the UDR.com homepage and in print marketing materials. Since the Company’s mobile online apartment reservations capability (http://udrapartments.mobi) was launched on the Internet in April 2008, over 4,700 apartment page views have been recorded and 41 apartment leads have been generated at a zero cost-of-acquisition. Overall, 46 percent of second quarter move-ins was initiated via the internet, an 8 percent year-over-year increase.

The Company completed activating its Level One Call Center during the quarter. This provides 24x7 access to a representative who can provide information to potential residents and assure that no call from a prospect, customer or resident is unanswered.

Capital Markets Update

During the second quarter of 2008, the company repurchased 963,200 of its outstanding common shares at an average price of $23.65 per share, or $22.8 million in the aggregate, under its previously announced share repurchase program. Total shares repurchased in the first six months of 2008 were 5.75 million at an average price of $23.47 per share.

The Company also repurchased $35 million of outstanding unsecured UDR senior notes at a discount to par value, representing a 6.32 percent yield to maturity, recognizing net gains of $1.2 million in FFO.

On July 1, 2008, the Company announced that its Board of Directors declared the following dividends:

•	a regular quarterly dividend on its common stock for the second quarter of 2008 in the amount of $0.33 per share, payable on July 31, 2008 to UDR common stock shareholders of record as of July 11, 2008;

•	a regular quarterly dividend on its Series E Preferred Stock for the second quarter of 2008 in the amount of $0.3322 per share. The preferred dividend is payable on July 31, 2008 to Series E preferred stock shareholders of record as of July 11, 2008; and

•	a regular quarterly dividend on its Series G Preferred Stock for the period of April 30, 2008 to, but not including, July 30, 2008 in the amount of $0.421875 per share, payable on July 30, 2008 to Series G preferred stock shareholders of record as of July 11, 2008.

2008 Guidance

For full year 2008, the Company reaffirms estimated FFO of $1.50 to $1.55 per diluted share (excluding potential gains on sales from its RE3 subsidiary). Same-store growth expectations are reaffirmed including revenue growth of 4.0 to 4.5 percent, expense growth of 3.0 to 3.5 percent, and net operating income growth of 5.0 to 5.5 percent. All guidance is based on the current expectations and judgment of the Company’s management team.

UDR Los Angeles Property Tour Scheduled for November 18, 2008

UDR and Essex Property Trust plan to host a Los Angeles property tour on Tuesday, November 18, 2008, prior to the NAREIT Annual Convention on November 19 – 21 in San Diego, California. Company management will host a lunch and tour two communities in Marina del Rey, California. Additional information will be made available on the Investor Relations section of the UDR Website at www.udr.com.

Conference Call Information

Date: Aug. 5, 2008
Time: 1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 800-240-4186
International: 303-262-2191
If you have any questions, please contact:
Rebecca Winning: 720-283-6121
E-mail: rwinning@udr.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11116518#
The playback can be accessed through Aug. 12, 2008.

Webcast and Podcast:
The conference call will also be available on UDR’s website at www.udr.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay and downloadable podcast of the call will also be available for 90 days on UDR’s website.

Full Text of the Earnings Report and Supplemental Data

•	Internet — The full text of the earnings report and supplemental data will be available immediately following the earnings release to the wire services on Aug. 4, 2008 at the UDR web site, at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=103025

•	Mail — For those without Internet access, the second quarter 2008 earnings release will be available by mail or fax, on request. To receive a copy, please call UDR Investor Relations at 720-283-6121.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust (REIT) with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2008, UDR owned 43,045 apartment homes and had 4,991 homes under development and another 1,133 homes under contract for development in its pre-sale program. For over 35 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multi-family housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park project, including expectations that the Company will be able to secure one of more institutional investor-partners, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, exceptions on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UDR
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2008	2007	2008	2007
Rental income	$138,834	$123,689	$264,399	$245,095
Rental expenses:
Real estate taxes and insurance	15,785	15,139	29,284	29,623
Personnel	11,890	10,441	23,532	21,558
Utilities	6,705	5,296	13,684	12,314
Repair and maintenance	7,363	6,590	14,059	13,124
Administrative and marketing	3,279	3,265	6,517	6,315
Property management	3,818	3,401	7,271	6,740
Other operating expenses	1,020	314	2,024	625
	49,860	44,446	96,371	90,299
Non-property income:
Other income	9,324	3,546	14,842	8,558

	9,324	3,546	14,842	8,558
Other expenses:
Real estate depreciation and amortization	62,507	47,730	114,942	92,200
Interest (net of gains on debt extinguishment of $1.2 million, $0, $6.3 million and $0, respectively)	36,706	38,230	72,497	77,956
General and administrative	9,931	9,670	19,700	19,562
Other depreciation and amortization	944	802	1,873	1,524
	110,088	96,432	209,012	191,242
Loss before minority interests and discontinued operations	(11,790)	(13,643)	(26,142)	(27,888)
Minority interests of outside partnerships	(38)	(37)	(97)	(67)
Minority interests of unitholders in operating partnerships	468	1,103	1,594	2,137

Loss before discontinued operations, net of minority interests	(11,360)	(12,577)	(24,645)	(25,818)
Income from discontinued operations, net of minority interests (1)	12,225	19,273	750,769	64,347

Net income	865	6,696	726,124	38,529
Distributions to preferred stockholders — Series B	—	(1,908)	—	(4,819)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(1,862)	(1,862)
Distributions to preferred stockholders — Series G	(2,278)	(785)	(4,556)	(785)
Premium on preferred stock repurchases	—	(2,261)	—	(2,261)

Net income available to common stockholders	$(2,344)	$811	$719,706	$28,802

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders,
net of minority interests	($0.12)	($0.13)	($0.24)	($0.27)
Income from discontinued operations, net of minority interests	$0.10	$0.14	$5.80	$0.48
Net income available to common stockholders	($0.02)	$0.01	$5.56	$0.21
Common distributions declared per share	$0.3300	$0.3300	$0.6600	$0.6600
Weighted average number of common shares outstanding — basic	127,436	134,727	129,550	134,620
Weighted average number of common shares outstanding — diluted	127,436	134,727	129,550	134,620

(1) Discontinued operations represents all properties sold and properties that are currently classified as held for disposition at June 30, 2008, except for nine operating properties sold to a joint venture in the fourth quarter of 2007 that have been included in continuing operations in accordance with the provisions of FAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and EITF No. 03-13.

Attachment 2

UDR
Funds From Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2008	2007	2008	2007
				$
Net income	$865	$6,696	$726,124		38,529
Distributions to preferred stockholders	(3,209)	(3,624)	(6,418)		(7,466)
Real estate depreciation and amortization, including discontinued operations	62,507	64,317	114,942		128,477
Minority interest, including discontinued operations	376	1	49,159		1,697
Real estate depreciation and amortization on unconsolidated joint ventures	1,317	693	2,062		835
Net gains on the sale of depreciable property, excluding RE3	(13,027)	(2,762)	(780,989)		(39,819)
				$
Funds from operations (“FFO”) — basic	$48,829	$65,321	$104,880		122,253

Distribution to preferred stockholders — Series E (Convertible)	931	931	1,862		1,862
				$
Funds from operations — diluted	$49,760	$66,252	$106,742		124,115

Weighted average number of common shares and OP Units outstanding — basic	136,324	142,493	138,476		142,603
Weighted average number of common shares, OP Units, and common stock
equivalents outstanding — diluted	139,853	148,114	141,948		148,623
				$
FFO per common share — basic	$0.36	$0.46	$0.76		0.86

				$
FFO per common share — diluted	$0.36	$0.45	$0.75		0.84

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, premiums or original issuance costs associated with preferred stock redemptions, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. UDR considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of UDR’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

Attachment 3

UDR
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
In thousands, except share and per share amounts	2008	2007
ASSETS
Real estate owned:
Real estate held for investment	$4,977,957	$4,129,460
Less: accumulated depreciation	(935,369)	(821,991)

	4,042,588	3,307,469
Real estate under development
(net of accumulated depreciation of $511 and $963)	327,564	343,768
Real estate held for disposition
(net of accumulated depreciation of $12,876 and $548,805)	45,019	929,545

Total real estate owned, net of accumulated depreciation	4,415,171	4,580,782
Cash and cash equivalents	1,412	3,219
Restricted cash	8,515	6,295
Deferred financing costs, net	32,308	34,136
Notes receivable	224,776	12,655
Investment in unconsolidated joint ventures	48,177	48,264
Funds held in escrow from IRC Section 1031 exchanges pending the acquisition of real estate	231,795	56,217
Other assets	71,812	54,636
Other assets — real estate held for disposition	2,180	4,917

Total assets	$5,036,146	$4,801,121

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,206,817	$910,611
Secured debt — real estate held for disposition	—	227,325
Unsecured debt	2,012,727	2,364,740
Real estate taxes payable	16,246	8,808
Accrued interest payable	23,736	27,999
Security deposits and prepaid rent	28,270	21,897
Distributions payable	47,548	49,152
Deferred gains on the sale of depreciable property	28,814	28,690
Accounts payable, accrued expenses, and other liabilities	36,928	51,989
Other liabilities — real estate held for disposition	2,147	28,468

Total liabilities	3,403,233	3,719,679

Minority interests	103,656	62,049

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,803,812 shares at December 31, 2007)	46,571	46,571
5,400,000 shares of 6.75% Series G Cumulative Redeemable issued
and outstanding (5,400,000 shares at December 31, 2007)	135,000	135,000
Common stock, $0.01 par value; 250,000,000 shares authorized 128,320,888 shares issued and outstanding (133,317,706 shares at December 31, 2007)	1,283	1,333
Additional paid-in capital	1,494,239	1,620,541
Distributions in excess of net income	(148,608)	(783,238)
Accumulated other comprehensive income/(loss), net	772	(814)

Total stockholders’ equity	1,529,257	1,019,393

Total liabilities and stockholders’ equity	$5,036,146	$4,801,121